UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019 (October 16, 2019)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01.	Other Events.

Common Stock and Preferred Stock Dividends

On October 17, 2019, CIT Group Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) declared a quarterly cash dividend in the amount of $0.35 per common share, payable on November 22, 2019 to common shareholders of record as of November 8, 2019. The Board also declared the semi-annual dividend on the Series A preferred stock of $29.00 per share payable on December 16, 2019 to preferred shareholders of record as of November 29, 2019. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

99.1	Press Release of CIT Group Inc., dated October 17, 2019, announcing its quarterly dividend on its common stock and its semi-annual dividend on its Series A preferred stock.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the proposed acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expenditures are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, (vi) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vii) CIT Bank experiences (A) difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits, or (B) business disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; or (viii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ John Fawcett
John Fawcett
Executive Vice President & Chief Financial Officer

Dated: October 17, 2019